                                                                    EXHIBIT 10.5



                        MASTER EQUIPMENT LEASE AGREEMENT

                                     between

                    BRL UNIVERSAL COMPRESSION FUNDING I, L.P.
                                 as Head Lessor

                                       and

                               UCO COMPRESSION LLC
                                 as Head Lessee

                          Dated as of February 9, 2001

                     ----------------------------------------

                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----

1.   Definitions...............................................................1

2.   General Provisions.......................................................12
     2.1      Agreement for Leasing of Compressors............................12
     2.2      Monthly Lease Payment and Additional Payment....................12
     2.3      Supplemental Rent...............................................12
     2.4      Payments of Rent................................................12
     2.5      Minimum Rent....................................................12
     2.6      Nature of Payment, Taxes........................................13
     2.7      Quiet Enjoyment Intention of the Parties........................13
     2.8      Characterization of Head Lease..................................13
     2.9      Overpayments....................................................14

3.   Delivery, Acceptance and Leasing of Compressors..........................14

4.   Term.....................................................................14

5.   Return of Compressors....................................................14
     5.1      Redelivery......................................................14
     5.2      Items to Accompany Redelivery...................................14
     5.3      Redelivery Condition............................................15
     5.4      Storage.........................................................15
     5.5      Timely Redelivery, Deemed Purchase Option.......................16
     5.6      Specific Performance............................................16

6.   Net Lease Agreement......................................................16

7.   Compressors are Personal Property........................................17

8.   Use of Compressors, Compliance with Laws.................................17

9.   Maintenance and Repair of Compressors....................................18

10.  Alterations..............................................................18

11.  Assignment and Subleasing by Head Lessee.................................19

12.  Liens....................................................................20


13.  Loss, Damage or Destruction..............................................20
     13.1     Risk of Loss, Damage or Destruction.............................20
     13.2     Payment Upon an Event of Loss...................................21
     13.3     Application of Payments Not Relating to an Event of Loss........21

14.  Insurance................................................................22

15.  NO HEAD LESSOR WARRANTIES................................................23

16.  Assignment of Manufacturer Warranties....................................23

17.  Head Lease Event of Default..............................................23

18.  Remedies Upon Default....................................................25

19.  Head Lessor's Right to Perform for Head Lessee...........................26

20.  End of Term Options......................................................27
     20.1     Head Lessee Purchase Option.....................................27
     20.2     Return Option...................................................27
     20.3     Renewal Option..................................................29

21.  General Indemnity........................................................29

22.  Tax Indemnity............................................................33

23.  Security for Head Lessor's Obligations...................................34

24.  Notices..................................................................34

25.  GOVERNING LAW, SUBMISSION TO JURISDICTION:
     VENUE, WAIVER OF JURY TRIAL..............................................34

26.  Miscellaneous............................................................35

27.  Execution and Effectiveness..............................................36

28.  Statutory References.....................................................36

29.  Severability.............................................................36

30.  Counterparts.............................................................36

31.  Amendments and Waivers...................................................36


32.  Purchase Option..........................................................36



EXHIBIT A    Form of Lease Supplement

         This MASTER EQUIPMENT LEASE AGREEMENT dated as of February 9, 2001 (herein, as amended, supplemented and otherwise modified from time to time, this "Head Lease"), is between BRL UNIVERSAL COMPRESSION FUNDING I, L.P., a Delaware limited partnership (together with its successors and assigns, "Head Lessor") and UCO COMPRESSION LLC, a Delaware limited liability company (together with its successors and assigns, "Head Lessee").

         In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Definitions. Whenever used in this Head Lease, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Other capitalized items not defined below shall have the meanings given to such terms in the Indenture (as defined below).

            Additional Payment: For any Rent Payment Date on which a Trigger Event is continuing, an amount equal to the sum of (x) excess of (A) the Available Head Lessee Collections for the immediately preceding Collection Period, over (B) the sum of all amounts actually paid pursuant to clauses (1) through (6) inclusive of Section 7.2(b) of the Head Lessee Security Agreement on such Rent Payment Date, and (y) any amount on deposit in the Back-up Manager Account in excess of the amount, determined by the Deal Agent in its sole discretion, that is or would be needed to compensate a replacement manager).

            Advance Rate: With respect to each Lease Supplement and each Lease Pool set forth in such Lease Supplement, the Advance Rate for such Lease Pool is set forth in the following table; provided, however, that the Advance Rate for a particular Lease Pool will reduce to zero on and after the date on which a Head Lease Event of Default shall have occurred and then be continuing:

     Supplement          Lease          Advance
       Number             Pool            Rate
     ----------          -----          -------
          1                1              80%
          2                2              75%
          3                3              70%
          4                4              70%
          5                5              65%
          6                6              60%


            Affiliate: This term shall have the meaning set forth in Section 101 of the Indenture.

            After-Tax or After-Tax Basis: After deduction of the net amount of all Taxes actually required to be paid by any Person (taking into account any Tax savings actually realized and not already taken into account by such Person or any Affiliate thereof by reason of the event or circumstance giving rise to the payment that is being paid on an After-Tax Basis) with respect to the receipt or accrual by it of an amount (including additional amounts received by reason of such amounts being paid on an After-Tax Basis).

            Aggregate Appraised Value: The sum of the most recently available Appraised Values of the Compressors; provided, however, that if the Return Option has been selected on the most recent Termination Date in accordance with the provisions of Section 20.2 hereof, then, notwithstanding the results of any Appraisal, the Aggregate Appraised Value for the remaining Compressors will not exceed the product of (a) total horsepower of all Compressors and (b) the quotient of (i) the Net Sales Proceeds obtained in the most recent sale of Compressors made in connection with the exercise of the Return Option divided by
(ii) the total number of horsepower in the Lease Pool sold pursuant to the Return Option.

            Aggregate Required OC Amount: As of any date of determination, an amount equal to the difference between (1) an amount equal to the quotient of
(x) the then unpaid principal balance of all Notes and Capital then outstanding divided by (y) the mathematical average of the Advance Rates for each Lease Pool for which the related Term has not expired or terminated and (2) the then unpaid principal balance of all Notes and Capital then outstanding.

            Allocable Portion: With respect to each Lease Pool, a fraction (expressed as a percentage) the numerator of which is equal to the sum of the most recently available Appraised Values for all Eligible Compressors in such Lease Pool and the denominator of which is equal to the sum of the most recently available Aggregate Appraised Values for all Lease Pools for which the Term thereof has not yet expired or been terminated.

            Annual Appraisal Date: The Payment Date occurring in February of each calendar year commencing February 2002.

            Applicable Law: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Appraisal: This term shall have the meaning set forth in Section 101 of the Indenture.

            Appraised Value: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Available Head Lessee Collections: This term shall have the meaning set forth in Section 1 of the Head Lessee Security Agreement.

            Back-up Manager Fee: This term shall have the meaning set forth in
Section 1 of the Management Agreement.

            Breakage Costs: This term shall have the meaning set forth in
Section 205(c) of the Series 2001-1 Supplement.

            Business Day: This term shall have the meaning set forth in the Indenture.

            Capital: This term shall have the meaning set forth in the Partnership Agreement.

            Certificates: This term shall have the meaning set forth in Section 101 of the Indenture.

            Claim: This term shall have the meaning set forth in Section 21 hereof.

            Class A Note Interest Payment: This term shall have the meaning set forth in Section 101 of the Series 2001-1 Supplement.

            Closing Date: This term shall have the meaning set forth in Section 101 of the Indenture.

            Collection Period: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Commitment Fee: For each Rent Payment Date, the commitment fees payable on the next succeeding Payment Date, as such amounts and dates are set forth in the Series 2000-1 Supplement issued pursuant to the Indenture.

            Compressor: This term shall have the meaning set forth in Section 101 of the Indenture.

            Concentration Limits: This term has the meaning set forth in Section
1.01 of the Contribution Agreement.

            Determination Date: This term shall have the meaning set forth in
Section 101 of the Series 2001-1 Supplement.

            Dollars: This term shall have the meaning set forth in Section 101 of the Indenture.

            Eligible Compressor: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Entitled Party: This term shall have the meaning set forth in the Head Lessee Security Agreement.

            Equipment Filing Locations: This term shall have the meaning set forth in Section 101 of the Indenture.

            Event of Default: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Event of Loss: With respect to any Compressor means (a) the loss of such Compressor or any substantial part thereof, or (b) the loss of the use of such Compressor due to theft or disappearance for a period in excess of 45 days during the Term, or existing at the expiration or earlier termination of the Term, or (c) the destruction, damage beyond repair, or rendition of such Compressor or any substantial part thereof permanently unfit for normal use for any reason whatsoever, or (d) the condemnation, confiscation, seizure, or requisition of use or title to such Compressor or any substantial part thereof by a or any Governmental Authority under the power of eminent domain or otherwise beyond the earlier of fifteen (15) days and the end of the Term.

            Excluded Payment: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Fair Market Sales Value: With respect to the Compressor, an amount equal in amount to, the value which would be obtained in an arm's length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell the compressor.

            Governmental Authority: This term shall have the meaning set forth in Section 101 of the Indenture.

            Gross Compressor Lease Revenues: For any Collection Period, an amount equal to the sum of all rental payments (but excluding (i) indemnity payments received from Universal, (ii) Net Sales Proceeds and (iii) any rental payment for which the Manager has previously made an unreimbursed Manager Advance) received by, or on behalf of, the Head Lessee during such Collection from the leasing or subleasing, as the case may be, of both the Head Lessee Compressors and the Head Lessor Compressors.

            Head Lease: This term shall have the meaning set forth in Section
2.1 hereof.

            Head Lease Collateral: This term shall have the meaning set forth in
Section 2 of the Head Lessee Security Agreement.

            Head Lease Event of Default: This term shall have the meaning set forth in Section 17.

            Head Lessee Collection Account: This term shall have the meaning set forth in the Head Lessee Security Agreement.

            Head Lessee Collections: For any Collection Period, an amount equal to the sum of (i) the Gross Compressor Lease Revenues actually received by, or on behalf of, the Head Lessee during such Collection Period, (ii) the Net Sales Proceeds actually received by, or on behalf of, the Head Lessee during such Collection Period from the sale of any Head Lessee Compressor in accordance with the terms of the Related Documents, and (iii) any Manager Advances.

            Head Lessee Compressors: This term shall have the meaning set forth in Section 101 of the Indenture.

            Head Lessee Indemnified Person: The Head Lessor (including its partners and the officers, directors, shareholders and Affiliates of each such Partner), the Indenture Trustee and the Noteholders.

            Head Lessee Purchase Option: This term shall have the meaning set forth in Section 20.1 hereof.

            Head Lessee Security Agreement: The head lessee security agreement, dated as of February 9, 2001, between the Head Lessee and the Head Lessor, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

            Head Lessor Compressors: This term shall have the meaning set forth in Section 101 of the Indenture.

            Head Lessor Liens: Any Lien on or against any Compressor, this Head Lease, or Head Lessor's interest therein arising as a result of (a) any claim against Head Lessor not resulting from the transactions contemplated by the Related Documents, (b) any act or omission of Head Lessor which is not required or expressly permitted by the Related Documents or is in violation of any of the terms of the Related Documents, (c) any claim against Head Lessor with respect to taxes or obligations of such Person against which Head Lessee is not required to indemnify such Person pursuant to the Related Documents or (d) any claim against Head Lessor arising out of any transfer by Head Lessor of all or any portion of the interest of such Person in any Compressor or the Related Documents other than the transfer of interest in or possession of such Compressor by such Person pursuant to and in accordance with the Related Documents or pursuant to the exercise of any remedy set forth in the Related Documents.

            Indemnitee: Each of the Head Lessor, the Indenture Trustee, each Noteholder, each Entitled Party, their Affiliates, and each of the successors and permitted assigns and each of the partners, directors, officers, employees, servants and agents of each of the foregoing and of each such Affiliate and of such successors and permitted assigns.

            Indenture: The indenture, dated as of February 9, 2001, between the Issuer and the Indenture Trustee, as such may be amended, supplemented and otherwise modified from time to time in accordance with its terms.

            Indenture Trustee: This term shall have the meaning set forth in
Section 905 of the Indenture.


            Indenture Trustee Fees: This term shall have the meaning set forth in Section 101 of the Indenture.

            Insolvency Law: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Interest Expense: For each Rent Payment Date, an amount equal to the sum of (i) Class A Note Interest Payment payable on the next succeeding Payment Date and (ii) the amounts payable by the Issuer under any Interest Rate Swap Agreement on such Payment Date (as each such term is defined in the Series 2000-1 Supplement issued pursuant to the Indenture).

            Interest Rate Swap Agreement: This term shall have the meaning set forth in Section 101 of the Indenture.

            Issuer: This term shall have the meaning set forth in Section 101 of the Indenture.

            Lease Payment Adjustment: For any Lease Pool, the difference between
(x) the product of (i) the Purchase Option Percentage and (ii) the sum of (A) the aggregate unpaid principal balance of the Notes and the Capital as of the Termination Date, (B) all accrued but unpaid interest on and Commitment Fees payable with respect to the Notes on the Termination Date, and (C) any unpaid Partnership Priority Payments on such Termination Date and (y) the Net Sales Proceeds of such Compressors conducted at the time and subject to the conditions set forth in Section 20.2.4 hereof; provided, however, that the Lease Payment Adjustment for any Lease Pool shall not exceed an amount equal to the Maximum Head Lessee Risk Amount.

            Lease Pool: Collectively all of the Head Lessor Compressors set forth in a specific Lease Supplement.

            Lease Supplement: Each supplement to this Head Lease executed from time to time by the Head Lessor and the Head Lessee, which supplement shall be substantially in the form of Exhibit A hereto.

            Liability Insurance: This term shall have the meaning set forth in
Section 14 hereof.

            Lien: This term shall have the meaning set forth in Section 101 of the Indenture.

            Manager: This term shall have the meaning set forth in Section 101 of the Indenture.

            Manager Advance: This term shall have the meaning set forth in
Section 8.1 of the Management Agreement.

            Manager Default: This term shall have the meaning set forth in
Section 12.1 of the Management Agreement.

            Manager Report: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Maximum Head Lessee Risk Amount: For any Lease Pool on any date of determination, an amount equal to the maximum amount permissible such that after giving effect to such payment this Head Lease is classified as an operating lease under GAAP.

            Maximum Head Lessor Risk Amount: For any Lease Pool on any date of determination, an amount equal to the maximum amount permissible such that after giving effect to such payment this Head Lease is classified as an operating lease under GAAP.

            Monthly Lease Payment: For any Rent Payment Date, one of the following amounts:

            (A) if no Trigger Event is then continuing, the excess of (i) the sum of the amounts (if any) payable on the immediately succeeding (or related) Payment Date pursuant to clauses (1), (2), (3), (4), (5), (6), (7) and (8) of
Section 302(c) of the Indenture over (ii) the amount to be received by the Issuer on such Payment Date from all Interest Rate Swap Agreements; or

            (B) if a Trigger Event is then continuing, the sum of (i) the amount set forth in clause (A) above and (ii) the Additional Payment.

            Net Revenue: For any Collection Period, the excess of (x) the Gross Compressor Lease Revenues actually billed by, or on behalf of, the Head Lessee during such Collection Period over (y) the amounts payable pursuant to clauses
(1) and (2) of Section 7.2(b) of the Head Lessee Security Agreement for such Collection Period.

            Net Revenue Event: The condition that will exist if the Manager Report delivered on any Determination Date indicates that the Net Revenue for the related Collection Period is less than an amount equal to the product of (i) two and (ii) the amounts payable pursuant to clauses (3), (4) and (5) (excluding the portion thereof representing commitment fees or availability fees) of
Section 302(c) of the Indenture for such Collection Period, provided, however, that solely for purposes of this clause (ii), the Back-up Manager Fee payable pursuant to clause (1) of Section 302(c) of the Indenture shall be excluded from the Monthly Lease Payment so long as no Trigger Event is continuing. Once a Net Revenue Event occurs, such Net Revenue Event will continue until the date on which a subsequent Manager Report indicates that such condition is no longer continuing.

            Net Sales Proceeds: With respect to each Compressor sold by, or on behalf of, Head Lessor or the Head Lessee, as the case may be, to a third party, the net amount of the proceeds of sale of such Compressor, after deducting from the gross proceeds of such sale (i) all sales taxes and other taxes as may be applicable to the sale or transfer of such Compressor, (ii) all fees, costs and expenses of such sale reasonably incurred by Head Lessor or Head Lessee in the case of a sale on the Termination Date or by Head Lessor in the case of a sale after the Termination Date and (iii) any other amounts for which, if not paid Head Lessor would be liable as a result of such sale or which, if not paid, would constitute a Lien on such Compressor.

            Noteholders: This term shall have the meaning set forth in Section 101 of the Indenture.

            Notes: As of any date of determination all of the Notes issued pursuant to the Indenture that are then Outstanding.

            Optional Alteration: This term shall have the meaning set forth in
Section 10 hereof.

            Outstanding: This term shall have the meaning set forth in Section 101 of the Indenture.

            Overcollateralization Event: The condition that will exist if the Manager Report delivered on any Determination Date indicates the existence of any of the following conditions:

            (1) the sum of the then unpaid principal balance of all Notes and the then unpaid Capital, exceeds an amount equal to the excess of (A) the then Aggregate Appraised Value over (B) the then Aggregate Required OC Amount;

            (2) with respect to any Lease Pool, an amount equal to the product of (x) the Allocable Portion for such Lease Pool and (y) the then unpaid principal balances of the Notes and Capital, exceeds an amount equal to 115% of the sum of the most recent Appraised Values of all Eligible Compressors in such Lease Pool; or

            (3) the sum of the then unpaid principal balance of the Notes and the then unpaid Capital is greater than an amount equal to the product of (x) four and one-half (4.5) and (y) annualized Net Revenue for the Collection Period immediately preceding each Annual Appraisal Date, provided, however, that in calculating Net Revenue for purposes of this clause (3), such amount will be calculated utilizing the Monthly S&A Fee Rate (as defined in the Management Agreement) and Operations Fee Rates that will be in effect for the next succeeding year as determined in accordance with the provisions of the Management Agreement.

Once an Overcollateralization Event occurs, such Overcollateralization Event shall continue until the date on which a subsequent Manager Report indicates that none of the conditions set forth in paragraphs (1) and (3) above is no longer continuing.

            Overdue Rate: This term shall have the meaning set forth in Section 101 of the Indenture.

            Partnership Agreement: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Partnership Priority Payment: This term shall have the meaning set forth in Section 101 of the Indenture.

            Payment Date: This term shall have the meaning set forth in Section 101 of the Indenture.

            Permitted Encumbrances: Any of the following: (i) any Lien created by any Related Documents; (ii) the rights of others under subleases to the extent expressly permitted by the terms of Section 11 of this Head Lease; (iii) Head Lessor Liens; (iv) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material danger of the sale, forfeiture, loss or restriction on use of the Compressors; (v) suppliers', vendors', mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material danger of the sale, forfeiture, loss or restriction on use of the Compressors, and the Head Lessee shall maintain reserves for the discharge of such Lien in accordance with its general practice, if any; and (vi) pre-judgment Liens for claims against the Head Lessee or any sublessee permitted under the Head Lease which are contested in good faith and Liens arising out of judgments or awards against the Head Lessee or any permitted sublessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and to which a stay of execution has been obtained pending such appeal or review.

            Person: An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

            Property Insurance: This term shall have the meaning set forth in
Section 14 hereof.

            Prospective Trigger Event: Any event or condition which with the giving of notice or the passage of time or both would constitute a Trigger Event.

            Purchase Option Amount: With respect to each Lease Pool for which the Head Lessee has elected to exercise the Head Lessee Purchase Option, an amount equal to the sum of:

                (1) all Monthly Lease Payments and Supplemental Rent then due and owing;

                (2) the product of (i) the Purchase Option Percentage and (ii)
            the sum of (A) the aggregate unpaid principal balance of the Notes and the Capital as of the Termination Date, (B) all accrued but unpaid interest on and Commitment Fees payable with respect to the Notes on the Termination Date, and (C) any unpaid Partnership Priority Payments on such Termination Date; plus

                (3) any breakage fees assessed under any Interest Rate Swap
            Agreement in connection with the exercise of any such purchase option.


            Purchase Option Percentage: As of any Termination Date, a fraction (expressed as a percentage), the numerator of which is the Advance Rate for the Lease Pool associated with such Termination Date, and the denominator of which is the sum of the Advance Rates for all Lease Pools in effect on the Termination Date.

            Redelivery Location: A location or locations within the United States designated by Head Lessor.

            Related Documents: This term shall have the meaning set forth in
Section 101 of the Indenture.

            Remarketing Period: This term shall have the meaning set forth in
Section 20.2 hereof.

            Renewal Option: The renewal option of the Head Lessee set forth in
Section 20.3 hereof.

            Rent Payment Date: The second (2nd) Business Day prior to each Payment Date.

            Report: This term shall have the meaning set forth in Section 22(b) hereof.

            Required Alteration: This term shall have the meaning set forth in
Section 10 hereof.

            Responsible Officer: With respect to any Person other than the Indenture Trustee, the chief executive officer, the president, the chief financial officer, the chief operating officer, the treasurer or the vice president for financial or legal affairs of such Person, and with respect to the Indenture Trustee, an officer in the Corporate Trust Department of Wells Fargo Bank Minnesota, National Association with responsibility for this transaction.

            Return Option: The end of term option set forth in Section 20.2 hereof.

            Senior Class Priority Payments: This term shall have the meaning set forth in Section 201 of the Series 2001-1 Supplement.

            Supplemental Rent: Any and all amounts, liabilities and obligations (other than Monthly Lease Payments) which the Head Lessee assumes or agrees to pay under the Head Lease or any other Related Document (whether or not styled as Supplemental Rent) to any Person, including, without limitation and without duplication, (i) payments of Purchase Option Amount and amounts calculated with reference thereto, (ii) if the Return Option is exercised in accordance with the provisions of Section 20.2 hereof, the Lease Payment Adjustment, (iii) indemnity and other payments payable pursuant to (A) Sections 21 and 22 of this Head Lease and (B) clauses (12), (13), (14) and (15) of Section 302(c) of the Indenture,
(iv) all costs and expenses incurred by the Head Lessor (including its partners) in connection with the transactions contemplated by the Related Documents and
(v) all amounts, other than principal and interest on the Notes, which the Head Lessor is obligated to pay under the Indenture (including Breakage Costs, increased costs, make-whole payments and tax indemnification).

            Tax and Taxes: Any and all fees (including license, documentation and registration fees), taxes (including income, gross receipt, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments and withholdings of any nature whatsoever, together with any and all assessments, penalties, fines, additions thereto and interest thereon, in each case imposed by any taxing authority.

            Taxing Authority: This term shall have the meaning set forth in
Section 22 hereof.

            Term: This term shall have the meaning set forth in Section 4 hereof.

            Termination Date: With respect to each Lease Supplement and each Lease Pool set forth in such Lease Supplement, the date set forth below under the column "Termination Date" in the schedule set forth below:


      Lease Pool/Lease                    Termination                   Number of
      Supplement Number                       Date                    Years in Term
     ------------------               ---------------------          ---------------

              1                       February 15, 2004                    3

              2                       February 15, 2005                    4

              3                       February 15, 2006                    5

              4                       February 15, 2007                    6

              5                       February 15, 2008                    7

              6                       February 15, 2009                    8


When used in the Related Documents, the Termination Date of a Lease Pool will be calculated without regard to the extension set forth in Section 20.3 hereof.

                  Trigger Event: The occurrence and continuation of any of the following events or conditions: (i) a Manager Default, (ii) a Head Lease Event of Default, (iii) an Event of Default under this Indenture, (iv) an Overcollateralization Event that continues unremedied on the immediately succeeding Determination Date and/or (v) a Net Revenue Event that continues unremedied on the immediately succeeding Determination Date. Either or both of an Overcollateralization Event and a Net Revenue Event can be cured in accordance with the provisions of Section 702(b) of the Indenture and shall continue until the date on which a subsequent Manager Report indicates that such conditions no longer exist.

            Trust Account: This term shall have the meaning set forth in Section 101 of the Indenture.

            Universal: This term shall have the meaning set forth in Section 101 of the Indenture.

            User: This term shall have the meaning set forth in the Head Lessee Security Agreement.

            User Lease: This term shall have the meaning set forth in the Head Lessee Security Agreement.

            Weighted Average Age: This term shall have the meaning set forth in
Section 101 of the Indenture.

      2.    General Provisions.

            2.1 Agreement for Leasing of Compressors. Subject to, and upon all of the terms and conditions of this Head Lease, Head Lessor hereby agrees to lease to Head Lessee, and Head Lessee hereby agrees to lease from Head Lessor, the Compressors identified in each Lease Supplement from time to time executed by the Head Lessor and the Head Lessee. Each Lease Supplement entered into by the parties shall constitute a separate non-cancellable lease agreement and shall incorporate therein all of the terms and conditions of this Head Lease and contain such additional terms and conditions as agreed upon and the term "Head Lease" shall refer to all Lease Supplements outstanding from time to time as such Lease Supplements incorporate the terms of this Head Lease.

            2.2 Monthly Lease Payment and Additional Payment. The Head Lessee agrees to pay to the Head Lessor in advance, on each Rent Payment Date during the Term of any of the Lease Pools, the Monthly Lease Payment and any Additional Payment then due. The portion of Monthly Lease Payment and Additional Payment allocable to each Lease Supplement for which the Term has not then expired shall be equal to the product of (x) the Monthly Lease Payment and (y) the Allocable Portion.

            2.3 Supplemental Rent. The Head Lessee agrees to pay to such Person as shall be entitled thereto as expressly provided herein or in any other Related Document, as appropriate, any and all Supplemental Rent when and as the same shall become due and owing. Without limiting the Head Lessee's obligation to pay amounts of Supplemental Rent in accordance with the Related Documents, the Head Lessee shall pay, on demand, as Supplemental Rent, interest at the lesser of (x) the Overdue Rate and (y) the maximum rate permissible by law, on any part of any installment of Monthly Lease Payment, Additional Payment and/or Supplemental Rent not paid when due, in each case for the period from the due date thereof until the same shall be paid in full.

            2.4 Payments of Rent. All Monthly Lease Payments and Supplemental Rent shall be paid in Dollars by wire transfer in immediately available funds by not later than 11:00 a.m., New York City time, on the due date therefor. All Monthly Lease Payment and Supplemental Rent payable to the Head Lessor hereunder shall be paid by the Head Lessee to the Head Lessor to the Trust Account, or to such other account in the United States as the Head Lessor shall have specified in a notice to the Head Lessee at least ten Business Days prior to the date on which such Monthly Lease Payment or Supplemental Rent, as the case may be, shall be due. If any payment hereunder is due on a date which is not a Business Day, then payment is to be made on the next following Business Day, and the amount thereof to be paid on such next Business Day shall be the amount which would have been payable on the date which is not a Business Day (unless calculation of such amount is based on actual days elapsed).

            2.5 Minimum Rent. Anything contained in this Head Lease or any other Related Document to the contrary notwithstanding, on each Rental Payment Date there will be due and payable hereunder an amount of Monthly Lease Payment and Supplemental Rent, which shall be in an amount at least sufficient to pay in full any payments required to be made on the immediately following Payment Date of the principal balance of the Notes and any related Interest Expense,

Commitment Fees, Indenture Trustee Fees, and Partnership Priority Payments, other than any such payment due as a result of an acceleration of the Notes by reason of an Event of Default.

            2.6 Nature of Payment, Taxes. All payments of the Monthly Lease Payment and Supplemental Rent shall be made free and clear of, and without deduction or withholding for, any and all Taxes of any nature whatsoever except if, when and to the extent required by Applicable Law. If any such withholding Taxes are imposed on or against or with respect to any amounts payable by the Head Lessee under this Head Lease, then the Head Lessee shall pay, as Supplemental Rent, an additional amount such that the net amount actually received by the Head Lessor will, after deduction of such Taxes and payment thereof by the Head Lessee to the applicable taxing authority, be equal on an After-Tax Basis to the amount that would have been received by the Head Lessor in the absence of such withholding Taxes.

            (a) If the Head Lessee is liable for the payment of such withholding Taxes, it shall pay the full amount of withholding Tax (including any additional withholding Tax as may be payable as a result of the payment of additional amounts pursuant to Section 2.6(a)) to the competent tax authorities within the applicable statutory deadlines, and upon such payment, deliver to the Head Lessor a duly executed certificate, confirming such payment, together with such other documents as the Head Lessor may require under Applicable Law in order to obtain a refund or tax credit, if available, in respect of such withholding Taxes.

            2.7 Quiet Enjoyment Intention of the Parties. Head Lessor agrees that so long as no Head Lease Event of Default has occurred and is continuing, Head Lessor shall not take, or cause to be taken, any action (except for the creation of the Liens created by operation of the Related Documents), contrary to or interfering with Head Lessee's or any User's right to peaceful possession, use and quiet enjoyment of each Compressor without any interference, hindrance, ejection or molestation whatsoever; provided, however nothing in this Section
2.7 shall prevent Head Lessor or the Indenture Trustee from exercising their inspection rights as set forth in the Head Lessee Security Agreement.

            2.8 Characterization of Head Lease. Head Lessor and Head Lessee intend that for federal and all state and local income tax, bankruptcy, regulatory, commercial law and all other purposes (other than for accounting purposes) (A) this Head Lease and each Lease Supplement will be treated as a financing arrangement and (B) Head Lessee will be treated as the owner of the Head Lessor Compressors and will be entitled to all tax benefits ordinarily available to owners of property similar to the Head Lessor Compressors for such tax purposes. Head Lessor and Head Lessee further do intend this Head Lease and each Lease Supplement to constitute a "lease intended as security" within the meaning of UCC Section 1-201(37). Head Lessee shall claim the cost recovery deductions associated with each Head Lessor Compressor and Head Lessor shall not, unless required by law, take on its tax return a position inconsistent with Head Lessee's claim of such deductions. Notwithstanding the foregoing, neither party hereto has made, nor shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax, bankruptcy, regulatory or commercial law or under any other set of rules.

            2.9 Overpayments. To the extent that the Head Lessor shall at any time receive from the Head Lessee funds in excess of the Monthly Lease Payment and Supplemental Rent then due and payable, then, so long as no Head Lease Event of Default is then continuing, the Head Lessor shall promptly return to the Head Lessee the amount of such excess payment.

      3. Delivery, Acceptance and Leasing of Compressors. The execution by Head Lessor and Head Lessee of a Lease Supplement shall (a) evidence that each Compressor leased under such Lease Supplement is leased under, and is subject to all of the terms, provisions and conditions of, this Head Lease, and (b) constitute Head Lessee's unconditional and irrevocable acceptance of each such Compressor for all purposes of this Head Lease and the related Lease Supplement without further action by any Person. Head Lessor shall not be liable to Head Lessee for any failure or delay in the delivery of any Compressor to Head Lessee.

      4. Term. The Term for each Lease Supplement shall commence on the Closing Date and, unless this Head Lease is terminated earlier with respect to any Compressor, the Term of such Lease Supplement shall end on the Termination Date specified in such Lease Supplement unless extended under the circumstances and for the duration specified in Section 20.3 hereof (each such period between the Closing Date and the Termination Date, a "Term").

      5.    Return of Compressors.

            5.1 Redelivery. Unless Head Lessee has (i) exercised the Head
Lessee Purchase Option, (ii) sold the Compressors to a third party on the Termination Date pursuant to the Return Option or (iii) repurchased a Compressor pursuant to the terms of the Related Documents, then on or prior to the expiration or earlier termination of the Term of the related Lease Pool, Head Lessee shall dismantle (to the extent necessary to ship such Compressor), surrender and deliver possession to Head Lessor at the Redelivery Location of each Compressor included in the related Lease Pool. All such costs of dismantling, surrender and delivery shall be payable by the Head Lessee.

            5.2 Items to Accompany Redelivery. Each redelivery under Section 5.1 shall be accompanied by (i) a certificate executed by a Responsible Officer of Head Lessee certifying that (A) Head Lessee has used best efforts to maintain for each Compressor being redelivered all plans, specifications and operating, maintenance and repair manuals prepared or reviewed by Head Lessee or any of its Affiliates and (B) such Compressor is in the condition required hereunder, (ii) a copy of an inventory list for each Compressor, (iii) all then current plans, specifications and operating, maintenance, and repair manuals and logs relating to such Compressor that have been retained by Head Lessee or any of its Affiliates, (iv) with respect to any Compressor which qualifies for or is subject to any manufacturer's maintenance, repair or warranty policy: (A) if such manufacturer is the Head Lessee or an Affiliate thereof, Head Lessee shall cause such manufacturer to deliver to Head Lessor a statement or certificate that has been signed by an authorized representative of the manufacturer to the availability of such maintenance, repair or warranty policy or (B) if the manufacturer is not the Head Lessee or an Affiliate thereof and generally provides its customers upon request a statement or certificate attesting to the availability of such maintenance, repair or warranty policy, then Head Lessee shall utilize reasonable efforts to obtain from such manufacturer such a statement or certificate, and (v) any additional documentation reasonably requested by Head

Lessor, at Head Lessee's cost, relating to the redelivery of or Head Lessor's interest in each Compressor.

            5.3 Redelivery Condition. At the time of such return to Head Lessor, each Compressor (and each part or component thereof) shall (i) meet the original design specifications and operating standards of such Compressor, (ii) be in as good operating condition, state of repair and appearance as when delivered to Head Lessee hereunder, and shall not have been subjected to excess wear and tear; provided, that ordinary wear and tear as a result of normal and customary usage is excepted; and provided, further that "ordinary wear and tear" as used herein shall not be construed as permitting any material broken, damaged or missing items or components of any Compressor such that its value, utility or remaining useful life will be reduced, (iii) be in the condition required by
Section 9 and with respect to any Compressor that qualifies for or is subject to any manufacturer's maintenance, repair or warranty policy, such Compressor shall have been maintained and repaired in a manner consistent with such policy, (iv) have no missing or damaged components such that its value, utility or remaining useful life will be reduced, (v) comply with all laws and rules referred to in
Section 8, (vi) have attached or affixed thereto any addition, modification or improvement considered an accession thereto as provided in Section 10 and (vii) have had removed therefrom in a workmanlike manner, (x) at Head Lessor's option, any addition, modification or improvement which, as provided in Section 10, is owned by Head Lessee, and (y) any insignia or marking, and each Compressor (and each part or component thereof), shall be free and clear of all Liens, other than Head Lessor Liens.

            All operating licenses and agreements pertinent to the operation of each Compressor, (other than non-transferable licenses to use software), that are capable of being transferred, shall be fully transferable upon the expiration of the Term to Head Lessor or its designee. Head Lessee shall transfer any such transferable license or agreement upon return of the Compressor at Head Lessee's cost and expense.

            Each Compressor that qualifies for or is subject to any manufacturer's maintenance, repair or warranty policy must be properly deinstalled in a manner consistent with such policy and in such a way that the Compressor remains eligible for or subject to such policy, as appropriate, and Head Lessee shall provide a certificate from a Responsible Officer certifying that each Compressor was deinstalled in a manner consistent with such policy and remains eligible for or subject to such policy, as appropriate. Upon deinstallation, each Compressor shall be secured properly for air or overland or other suitable transport. Each Compressor shall be delivered to the Redelivery Location in the manner in which is customary for such Compressor.

            Head Lessee shall, at its own expense, make repairs necessary to restore each Compressor to the condition required by this Section 5.3 prior to redelivery hereunder.

            Upon redelivery, Head Lessee shall provide any additional documentation reasonably requested by Head Lessor and reasonably available to Head Lessee, at Head Lessee's cost, relating to the redelivery of such Compressor.

            5.4 Storage. For the purpose of delivering possession of any Compressor to Head Lessor as above required, Head Lessee shall at its own cost, expense and risk cause each such

Compressor to be insured in accordance with Section 14 and stored at the Redelivery Location identified by Head Lessor at the risk of Head Lessee without charge to Head Lessor for insurance, rent or storage until all such Compressors have been sold, leased or otherwise disposed of by Head Lessor; provided, however, Head Lessee's obligations under this Section 5.4 shall terminate with respect to each Compressor one (1) year after the required date of delivery of such Compressor to the Redelivery Location in the condition required by Section 5.3.

            5.5 Timely Redelivery, Deemed Purchase Option. If Head Lessee has not timely satisfied the obligations and conditions set forth in Section 5.1 with respect to the redelivery of each and every Compressor, then Head Lessee shall be deemed to have exercised the Head Lessee Purchase Option set forth in
Section 21.1 hereof and Head Lessee shall pay to Head Lessor the Purchase Option Amount with respect to all such Compressors in such Lease Pool.

            5.6 Specific Performance. The provisions of this Section 5 are of the essence of this Head Lease, and the parties hereto agree that, Head Lessor shall be entitled to specific performance of the covenants of Head Lessee set forth in this Section 5.

      6. Net Lease Agreement. This Head Lease is a net lease agreement. Head Lessee acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Monthly Lease Payments and Supplemental Rent payable hereunder, shall be absolute and unconditional and irrevocable under any and all circumstances, shall not be subject to cancellation, termination, modification or repudiation by Head Lessee, and shall be paid and performed by Head Lessee without notice or demand (except whenever this Head Lease expressly provides for notice or demand or both) and without any abatement, reduction, diminution, setoff, defense (other than prior payment), counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense (other than prior payment), counterclaim, withholding or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Head Lessee may have against Head Lessor, the Indenture Trustee, any Entitled Party, any sublessee or assignee of Head Lessee, any manufacturer or supplier of any Compressor or any part thereof, or any other Person for any reason whatsoever, or any defect in any Compressor or any part thereof, or the condition, design, operation or fitness for use thereof, any damage to, or any loss or destruction of, any Compressor or any part thereof, or any Liens or rights of others with respect to any Compressor or any part thereof, or any default or failure to pay by any sublessee or assignee of Head Lessee, or any prohibition or interruption of or other restriction against Head Lessee's use, operation, possession, maintenance, insurance, improvement or return of any Compressor thereof, for any reason whatsoever, or any interference with such use, operation or possession by any Person, or any default by Head Lessor in the performance of any of its obligations herein contained, or any other indebtedness or liability, howsoever and whenever arising, of Head Lessor, the Indenture Trustee, any Entitled Party, any sublessee or assignee of Head Lessee, any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Head Lessor, the Indenture Trustee, any Entitled Party, any sublessee or assignee of Head Lessee, or any other Person, or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that all Monthly Lease Payments, and Supplemental Rent payable by Head Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Head Lease. Nothing contained in this Section 6 shall (a) affect any claim, action or right that Head Lessee may have against Head Lessor or any other Person nor (b) be considered as (i) a guaranty of the fair market value or useful life of any Compressor upon the commencement, expiration or termination of the Term with respect to any Compressor, (ii) a prohibition of assertion of any claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer with respect to any Compressor or any part thereof or (iii) a waiver by Head Lessee of any of its express rights under any of the Related Documents or of its right to assert and sue upon any claims it may have against any Person in one or more separate actions.

      7.    Compressors are Personal Property.

            It is the intention and understanding of both Head Lessor and Head Lessee that the Compressors shall be and at all times remain personal property, notwithstanding the manner in which the Compressors may be attached or affixed to realty. The Head Lessee agrees to take all actions that are necessary or desirable to ensure the continued characterization of the Compressor as personal property under Applicable Law.

      8. Use of Compressors, Compliance with Laws. Head Lessee agrees that each Compressor will be used and operated in compliance with any and all insurance policy terms, conditions and provisions referenced in the Related Documents and in all material respects with all statutes, laws, ordinances, rules and regulations of any federal, national, state or local governmental body, agency or authority applicable to the use and operation of such Compressor, including, without limitation, environmental, noise and pollution laws (including notifications and reports), and that each Compressor will be used and operated solely in the manner for which it was intended and in accordance with the license or certificate, if any, provided by the manufacturer thereof. Head Lessee agrees that no Compressor shall be used by Head Lessee other than in the subleasing of such Compressor to Head Lessee's customers and no Compressor shall be used or located at a location outside of the United States or in a jurisdiction other than the Equipment Filing Locations. Head Lessee shall use reasonable precautions to prevent loss or damage to each Compressor from fire and other hazards. Head Lessee shall not permit any Compressor to be moved from the location in which it is located on the Closing Date unless the Head Lessee has, at its own expense, made, executed, endorsed, acknowledged, filed and/or delivered to Head Lessor such confirmatory assignments, conveyances, financing and continuation statements, transfer endorsements, or other assurances or instruments (other than estoppel certificates or other agreements, certificates or other documents to be delivered by any Lessee or other Person (other than an Affiliate of Head Lessee)) necessary to perfect, preserve and protect Head Lessor's security interest in such Compressor. Head Lessee shall not permit any Compressor to be used in any unlawful trade or in any manner that would violate any law that would expose such Compressor to penalty, forfeiture or capture. Head Lessee shall not attach or incorporate any Compressor to or in any other Compressor or other personal property or to or in any real property in a manner that could give rise to the assertion of any Lien on such Compressor by reason of such attachment or the assertion of a claim that such Compressor has become a fixture and is subject to a Lien in favor of a third party. Head Lessee shall comply in all material respects with environmental laws and maintain liability insurance as required pursuant to the Related Documents for all Compressors.

      9. Maintenance and Repair of Compressors. Head Lessee, at its sole cost and expense shall maintain (or cause to be maintained) each Compressor
(i) in a manner consistent with Head Lessee's maintenance practices applicable to its other equipment of the same or similar type as such Compressor, so as to keep each Compressor in good condition (ordinary wear and tear excepted), (ii) in all material respects in compliance with Applicable Law, (iii) in compliance with the manufacturer's maintenance standards and procedures and (iv) in all respects in compliance with the insurance applicable to such Compressors. Head Lessee shall comply in all material respects with environmental laws and maintain liability insurance as required pursuant to the Related Documents for all Compressors. Head Lessee agrees to prepare and deliver to Head Lessor and each Entitled Party within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of Head Lessor and the Indenture Trustee) any and all reports (other than income tax returns) to be filed by Head Lessor or the Indenture Trustee with any federal, national, state or other regulatory authority by reason of the ownership by Head Lessor or the Indenture Trustee of any Compressor or the leasing thereof to Head Lessee to the extent any such reports are required because of the nature of the Compressors. Head Lessee agrees to maintain all records, logs and other materials required by any Governmental Authority having jurisdiction over any Compressor or Head Lessee, to be maintained in respect of such Compressor. Head Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Compressors at the expense of Head Lessor.

      10.   Alterations.

            (a) Except as required or permitted by the provisions of this
Section 10, Head Lessee shall not modify or alter a Compressor without the prior written approval of the Head Lessor and each Entitled Party.

            (b) In case any Compressor (or any part or component thereof) is required to be altered, added to, replaced or modified in order to comply with any insurance policies required pursuant to this Head Lease or Applicable Law (any such alteration, additional replacement or modification, "Required Alteration"), Head Lessee agrees to make (or cause to be made) such Required Alteration at its own expense. Thereupon, title to such Required Alteration shall, without further act, immediately become the property of Head Lessor, free and clear of all Liens, other than Head Lessor Liens and Permitted Encumbrances and such Required Alteration shall immediately become subject to the terms and conditions of this Head Lease.

            (c) Head Lessee may make any optional renovation, improvement, addition, or alteration to any Compressor ("Optional Alteration") provided that such Optional Alteration does not impair the value, use or remaining useful life of such Compressor. In the event an Optional Alteration is readily removable without impairing the value, use or remaining useful life of the Compressor, and is not a part or appliance which replaces any part or appliance originally incorporated or installed in or attached to such Compressor on the Closing Date thereof the Head Lessee may (or, if requested by the Head Lessor shall) remove such Optional Alteration whereupon such Optional Alteration will remain the property of Head Lessee. To the extent such Optional Alteration is not readily removable without impairing the value, use or remaining useful life of the Compressor to which such Optional Alteration has been made, or is a part or appliance which replaces any part or appliance originally incorporated or installed in or attached to such Compressor on the Closing Date thereof the same, such Optional Alteration shall, without further act, immediately be and become the property of, and title shall vest in, Head Lessor, free and clear of all Liens, other than Head Lessor Liens and Permitted Encumbrances, and shall be subject to the terms of this Head Lease. Any parts installed or replacements made by any Head Lessee upon any Compressor pursuant to its obligation to maintain and keep the Compressors in the condition required pursuant to the terms of this Head Lease shall be considered accessions to such Compressor and ownership thereof shall be immediately vested in Head Lessor.

      11.   Assignment and Subleasing by Head Lessee.

            EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 11, HEAD LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE HEAD LESSOR AND EACH ENTITLED PARTY, ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER. ANY ATTEMPTED ASSIGNMENT, TRANSFER OR ENCUMBRANCE BY HEAD LESSEE OF ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER SHALL BE NULL AND VOID. So long as no Head Lease Event of Default shall have occurred and be continuing, Head Lessee may, without the consent of Head Lessor, sublease one or more Compressors to any User; provided, that all of the following requirements shall be satisfied with respect to each such User Lease entered into pursuant to this
Section 11:

            (a) the entering into of such User Lease shall not result in (i) a violation of the provisions of Section 5.2 of the Management Agreement, (ii) a violation of a Concentration Limit or (iii) the occurrence of a Trigger Event or a Prospective Trigger Event;

            (b) the Compressors are physically located within the United States;

            (c) such User Lease shall expire before, or automatically expire on or before, the expiration of the Term; unless at the time such User Lease is made, Head Lessee is permitted to and has elected to exercise the Head Lessee Purchase Option under Section 20.1 hereof and no Trigger Event or Prospective Trigger Event shall have occurred and is continuing;

            (d) such User Lease shall be in writing; shall identify the Compressor by manufacturer, model and unit number; and shall expressly prohibit any further assignment, sublease or transfer by User of any rights or interests in the Compressor;

            (e) such User Lease may contain a purchase option in favor of the User or any other provision pursuant to which the User may obtain record or beneficial title to the Compressor leased thereunder from Head Lessee, provided upon the exercise of such purchase option, Head Lessee substitute new Compressor(s) in accordance with the provisions of Section 13.4 hereof;

            (f) such User Lease shall prohibit the User from making any alterations or modifications to the Compressors that would violate the provisions of Section 10 of this Head Lease; and

            (g) such User Lease shall require the User (i) to maintain the Compressor in accordance with Sections 8 and 9 hereof or shall require Head Lessee to maintain the Compressor in accordance with those provisions and (ii) to engage in activities with the Compressor in a manner consistent with the Compressor's intended purpose and in accordance with the Compressor's specifications.

For so long as a Head Lease Event of Default has occurred and is continuing, Head Lessee shall not agree to sublease or agree to extend any sublease of any Compressor without the consent of Head Lessor and each Entitled Party; provided, however, if such Head Lease Event of Default is solely the result of a breach of a covenant or of covenants to deliver financial or other information to Head Lessor or any Entitled Party or to use, maintain or repair the Compressors in accordance with Sections 8 and 9 (a "Limited Event of Default"), Head Lessee may agree to sublease any Compressor in accordance with the requirements set forth in clauses (a) through (g) of this Section 11; provided such User Lease is expressly subject and subordinate to Head Lessor's and each Entitled Party's interests in such Compressor. If a Limited Event of Default is subsequently cured in accordance with the terms of this Head Lease, Head Lessee may cure any Head Lease Event of Default arising from any failure to make any User Lease to be expressly subject to and subordinate to Head Lessor's and each Entitled Party`s interest by delivering to Head Lessor and each Entitled Party a copy of such User Lease and certifying that such User Lease complies with the provisions of Section 5.2 of the Management Agreement.

            Upon request by Head Lessor, Head Lessee shall promptly deliver to Head Lessor and Deal Agent (x) a schedule of all User Leases of the Compressor including Users certified by a Responsible Officer of Head Lessee and (y) for so long as a Head Lease Event of Default has occurred and is continuing, copies of each User Lease at the time in effect. No such subleasing by Head Lessee will reduce or affect any of the obligations of Head Lessee hereunder or the rights of Head Lessor and each Entitled Party hereunder, and all of the obligations of Head Lessee hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety.

      12. Liens. Head Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (a) any Compressor or any part thereof or Head Lessor's interest therein or proceeds thereof, (b) any insurances required hereunder or (c) this Head Lease or any of Head Lessor's interests hereunder, except (i) Head Lessor Liens and (ii) in the case of clause (a), Permitted Encumbrances. Head Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Head Lease and each Compressor free and clear of, and to duly discharge or eliminate (or bond in a manner satisfactory to Head Lessor and each Entitled Party), any Lien that may arise in violation of the foregoing. Head Lessee will notify Head Lessor and Indenture Trustee in writing promptly upon a Responsible Officer of Head Lessee obtaining knowledge of any Lien, other than Permitted Encumbrances, that shall attach to the Compressors and of the full particulars of such Lien.

      13.   Loss, Damage or Destruction.

            13.1 Risk of Loss, Damage or Destruction. Head Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to each Compressor ("Loss, Damage or Destruction"), however caused or occasioned except for Loss, Damage or Destruction caused by the gross negligence or willful misconduct of

Head Lessor. Any such of Loss, Damage or Destruction to be borne by Head Lessee with respect to each Compressor commencing on the Closing Date, and continuing until the earliest to occur of (x) the return of such Compressor in accordance with the provision of Section 5 hereof, (y) the transfer of such Compressor to Head Lessee in accordance with the provisions of Section 20 or (z) the sale of such Compressor in accordance with Section 20.

            13.2 Payment Upon an Event of Loss. If an Event of Loss occurs with respect to a Compressor during the Term thereof, Head Lessee shall give Head Lessor, the Deal Agent and Indenture Trustee prompt written notice of such loss and shall within thirty (30) days after the occurrence of such Event of Loss (i) replace such Compressor in accordance with the provisions of Section 13.4 hereof or (ii) pay to Head Lessor an amount equal to the sum of (A) all unpaid Monthly Lease Payments (determined on a pro rata basis based on the number of horsepower of such Compressor) due and payable for such Compressor, plus (B) the most recent Appraised Value of such Compressor, plus (C) all other Supplemental Rent (determined on a pro rata basis based on the number of horsepower of such Compressor) due for such Compressor as of the date of payment of the amounts specified in the foregoing clauses (A) and (B). Any payments received at any time by Head Lessor or by Head Lessee from any insurer or other party as a result of the occurrence of such Event of Loss of a Compressor will be applied in reduction of Head Lessee's obligation to pay the foregoing amounts, if not already paid by Head Lessee, or, if already paid by Head Lessee, will be applied to reimburse Head Lessee for its payment of such amount, unless a Head Lease Event of Default shall have occurred and be continuing in which event any such payments received by Head Lessor and applied in accordance with the priority of payments established under the Indenture. In the event that any payments received by Head Lessor or Indenture Trustee referred to in the immediately preceding sentence with respect to any Compressor exceed any amounts due and owing by Head Lessee to Head Lessor under the Related Documents, then, provided there are no amounts due and owing by Head Lessee under the Related Documents and no Head Lease Event of Default shall have occurred and be continuing, such excess shall forthwith be paid to Head Lessee. Upon payment in full of such amounts, (a) the Head Lessee's obligations hereunder with respect to such Compressor (other than those expressly stated to survive the termination of this Head Lease) shall terminate, and (b) all rights and interests of Head Lessor in such Compressor shall automatically cease and vest in Head Lessee. Head Lessor will at the request and cost of Head Lessee furnish to or at the direction of Head Lessee, a bill of sale without recourse or warranty (except as to the absence of Head Lessor Liens) and otherwise in form and substance reasonably satisfactory to Head Lessee and Head Lessor, evidencing the transfer to or at the direction of Head Lessee, all of Head Lessor's right, title and interest in and to such Compressor(s), "as-is, where-is". Following any such transfer, Head Lessee will be subrogated to all claims of Head Lessor, if any, against third parties to the extent the same relate to physical damage to or loss of the transferred Compressor which was the subject of such Event of Loss.

            13.3 Application of Payments Not Relating to an Event of Loss. Any payments (including, without limitation, insurance proceeds) received at any time by Head Lessor or Head Lessee from any Governmental Authority or other party with respect to any loss or damage to any Compressor not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Section 13 hereof, if not already paid by Head Lessee, or if already paid by Head Lessee and no Head Lease Event of Default shall have occurred and be continuing, shall be applied to reimburse Head Lessee for such payment. Any balance remaining after making such payment with the provisions of said Sections with respect to such loss or damage shall be retained by Head Lessee. If any Head Lease Event of Default shall have occurred and be continuing, all payments hereunder shall be paid to Head Lessor in accordance with Section 13.3.

            13.4 Substitution of Compressors. So long as no Trigger Event or Prospective Trigger Event is continuing or would result therefrom, the Head Lessee may substitute one or more Eligible Compressors for any Compressor(s) for which an Event of Loss has occurred. Any such substitution shall be implemented in accordance with and subject to the restrictions set forth in Section 3.04 of the Sale Agreement.

      14.   Insurance.


            (a) Head Lessee will cause to be carried and maintained, at its sole expense, with respect to each Compressor at all times during the Term thereof and for the geographic area in which such Compressor is at any time located physical damage insurance (including theft and collision insurance) insuring against risks of physical loss or damage to the Compressors ("Property Insurance") in an amount no less than the Appraised Value for each Compressor per occurrence except for Head Lessee's customary sub-limits for certain perils, and insurance, and liability insurance in the amount of $50,000,000 per occurrence against liability for bodily injury, death and property damage resulting from the use and operation of the Compressors (including sudden and accidental environmental pollution coverage) ("Liability Insurance") of the types and amounts of coverage equal to or greater than the insurance coverage Head Lessee carries on the UCI Compressors. Property Insurance shall not have deductibles, in the aggregate, in excess of an amount equal to the product of
(x) one half of one percent (.50%) and (y) the then Aggregate Appraised Value, and the Liability Insurance shall have no deductibles. The policies of insurance required under this Section shall be valid and enforceable policies issued by insurers having an A.M. Best Company rating of "A-" or better or otherwise acceptable to Deal Agent and shall provide coverage with respect to incidents occurring anywhere in the United States. In the event that any of such Liability Insurance policies for a Compressor shall now or hereafter provide coverage on a "claims-made" basis, Head Lessee shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the Term of the last Compressor subject to the term of this Head Lease.

            (b) Such Property Insurance policy or policies will name the Head Lessor and each Entitled Party as the loss payees. Such Liability Insurance policy or policies will name the Head Lessor and each of their shareholders, partners, directors, officers, employees, agents and servants (each an "Additional Insured") as an additional insured. Each such policy shall provide that (i) the insurers waive any claim for premiums and any right of subrogation or setoff against Additional Insureds, (ii) it may not be invalidated against any Additional Insured by reason of any violation of a condition or breach of warranty of the policies or the application therefor by Lessee, (iii) it may be canceled or materially altered or reduced in coverage by the insurer only after no less than ten (10) days' prior written notice from Head Lessee's insurance broker to Head Lessor and each Entitled Party, and (iv) the insurer will give written notice to Lessor and each Entitled Party in the event of nonpayment of premium by Head Lessee when due.

            (c) On the Closing Date, and thereafter not less than three (3) days prior to the expiration dates of any expiring policies required under this
Section 5.7, the Head Lessee shall furnish Head Lessor, the Deal Agent and each Entitled Party with certificates of the insurance or replacement insurance coverage required by this Section 5.7.

      15.   NO HEAD LESSOR WARRANTIES. HEAD LESSOR HEREBY LEASES THE
COMPRESSORS TO HEAD LESSEE AS-IS WHERE-IS, WITH ALL FAULTS, IF ANY, AND IN WHATEVER CONDITION IT MAY BE IN, AND EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, THE COMPRESSORS. HEAD LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST HEAD LESSOR, ANY CERTIFICATE HOLDER OR ANY OTHER PERSON FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE COMPRESSORS OR BY HEAD LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER, INCLUDING COMPLIANCE WITH ENVIRONMENTAL LAWS (WHICH ITEMS OF COMPRESSORS, HEAD LESSEE ACKNOWLEDGES, WERE SELECTED BY HEAD LESSEE ON THE BASIS OF ITS OWN JUDGMENT WITHOUT RELIANCE ON ANY STATEMENTS, REPRESENTATIONS, GUARANTIES OR WARRANTIES MADE BY HEAD LESSOR).

      16. Assignment of Manufacturer Warranties. So long and only so long as a Head Lease Event of Default shall not have occurred and be continuing, and so long (and only so long) as a Compressor shall be subject to this Head Lease and Head Lessee shall be entitled to possession of such Compressor hereunder, Head Lessor authorizes Head Lessee, at Head Lessee's expense, to assert for Head Lessee's account, and assigns to Head Lessee all rights and powers of Head Lessor under any manufacturer's, vendor's or dealer's warranty on the Compressors or any part thereof and Head Lessor agrees to use reasonable efforts at Head Lessee's expense to assist Head Lessee in obtaining the benefits of such warranties; provided, however, that Head Lessee shall indemnify, protect, save, defend and hold harmless Head Lessor from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Head Lessor in connection therewith, as a result of, or incident to, any action by Head Lessee pursuant to the foregoing authorization.

      17. Head Lease Event of Default. The occurrence of any of the following specified events or conditions (whatever the reason for such event or condition and whether such event or condition shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Head Lease Event of Default":

            (a) Head Lessee shall fail to pay any payment of Monthly Lease Payment or Supplemental Rent on the date such payment becomes due and such failure shall continue unremedied for two (2) Business Days; provided, however, that to the extent that the Deal Agent has failed to deliver when due the calculation of Senior Class Priority Payments payable on such Payment Date, then the failure to make such portion of the Monthly Lease Payment shall not constitute a Head Lease Event of Default until one Business Day after such information is so delivered; or

            (b) Head Lessee shall fail to observe or perform any of the covenants, agreements or obligations of the Head Lessee set forth in any of paragraphs (dd) and (ff) of Section 5 of the Head Lessee Security Agreement; or

            (c) Head Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under any Related Document (other than those identified in clauses (a) and (b) above), and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (1) receipt by Head Lessee of written notice thereof from Head Lessor or the Indenture Trustee or (2) the date on which any of the president, any senior vice president or any executive vice president of Head Lessee shall have actual knowledge of such failure; or

            (d) any representation or warranty made by Head Lessee in any of the Related Documents, or in any certificate delivered pursuant thereto, shall prove to be untrue in any material respect on the date of which made; or

            (e) the entry of a decree or order for relief by a court having jurisdiction in respect of the Head Lessee in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Head Lessee or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

            (f) the commencement by the Head Lessee of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Head Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Head Lessee or any substantial part of its properties, or the making by the Head Lessee of any general assignment for the benefit of creditors, or the failure by the Head Lessee generally to pay its debts as they become due, or the taking of any action by the Head Lessee in furtherance of any such action;

            (g) the Head Lessor shall fail to have a first priority perfected security interest in the Head Lessee Collateral;

            (h) the Head Lessee is required to register as an investment company under the Investment Company Act of 1940, as amended;

            (i) the rendering against the Head Lessee of a final judgment, decree or order for the payment of money in excess of $10,000 and the continuance of such judgment, decree or order unsatisfied, unbonded or uninsured for a period of 60 consecutive days;

            (j) an Event of Default shall have occurred under the Indenture;

            (k) one or more of the Concentration Limits are violated and such condition continues unremedied for a period of forty-five (45) days;

            (l) the Weighted Average Age of all Head Lessor Compressors and Head Lessee Compressors exceeds fifteen (15) years and such condition continues unremedied for forty-five (45) days; or

            (m) a Manager Default shall have occurred and a replacement Manager has not assumed the duties of the terminated Manager by the second Payment Date following the occurrence of such Manager Default.

      18. Remedies Upon Default. Upon the occurrence of any Head Lease Event of Default and at any time thereafter so long as the same shall be continuing, Head Lessor may exercise one or more of the following remedies, to the extent permitted by applicable law, as Head Lessor in its sole discretion shall elect:

            (a) Head Lessor may terminate or cancel this Head Lease, without prejudice to any other remedies of Head Lessor hereunder, with respect to all or any Compressor, and whether or not this Head Lease has been so terminated, may enter the premises of Head Lessee, subject to Head Lessee's normal safety and security concerns, including standard confidentiality requirements, or any other party to take immediate possession of the Compressors and remove all or any Compressor by summary proceedings or otherwise, or may cause Head Lessee, at Head Lessee's expense, to store, maintain, surrender and deliver possession of the Compressors or such Compressor in the same manner as provided in
Section 5.4;

            (b) Head Lessor may hold, keep idle or lease to others any Compressor, as Head Lessor in its sole discretion may determine, free and clear of any rights of Head Lessee, except that Head Lessee's obligation to pay Monthly Lease Payments on any Rent Payment Date after Head Lessee shall have been deprived of possession pursuant to this Section 18 shall be reduced by the net proceeds, if any, received by Head Lessor from leasing the Compressors to any Person other than Head Lessee for the same periods or any portion thereof;

            (c) Head Lessor may sell the Compressors or any Compressor at public or private sale as Head Lessor may determine, free and clear of any rights of Head Lessee, and Head Lessee shall pay to Head Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Monthly Lease Payments due for the Compressor so sold for any period commencing after the date on which such sale occurs), the sum, without duplication, of (i) all unpaid Monthly Lease Payments payable for such Compressor for all periods through the date on which such sale occurs, plus (ii) an amount equal to the excess, if any, of (x) the Appraised Value of the Compressor so sold over (y) the net proceeds of such sale, plus interest at the rate specified in Section 2.3 on the amount of such excess from the due date thereof until the date of actual payment, plus (iii) all unpaid Supplemental Rent due with respect to such Compressor so sold;

            (d) the Head Lessor, by written notice to the Head Lessee specifying a payment date which shall be not earlier than ten, nor more than 60, days from the date of such notice, may demand that the Head Lessee pay to the Head Lessor, and the Head Lessee shall pay the Head Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Monthly Lease Payment payable after such payment date), or amount equal to the sum of (i) any unpaid Monthly Lease Payment due and payable on or before such payment date, plus (ii) all unpaid Supplemental Rent as of such payment date, plus (iii) an amount equal to the excess, if any, of Aggregate Appraised Value over the Fair Market Sales Value of all of the Compressors leased hereunder as of such payment date, plus, in the case of either clause (A) or (B) above, to the extent permitted by Applicable Law, interest at the Overdue Rate on the amounts payable pursuant to this
Section 18(d) from the payment date specified pursuant to this Section 18(d) to the date of actual payment of all such amounts;

            (e) Head Lessor may exercise any other right or remedy which may be available to it under the Head Lessee Security Agreement or Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof and terminate this Head Lease. In addition, Head Lessee shall be liable for all costs and expenses, including reasonable attorney's fees and expenses, incurred by Head Lessor and any Entitled Party by reason of the occurrence of any Head Lease Event of Default or the exercise of Head Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Compressors in accordance with Section 8 or in placing the Compressors in the condition required by said Section.

Except as otherwise expressly provided above, no remedy referred to in this
Section 18 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Head Lessor at law or in equity; and the exercise or beginning of exercise by Head Lessor of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by Head Lessor of any or all of such other remedies. No express or implied waiver by Head Lessor of any Head Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Head Lease Event of Default. To the extent permitted by applicable law, Head Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Head Lessor to sell, lease or otherwise use the Compressors in mitigation of Head Lessor's damages as set forth in this Section 18 or which may otherwise limit or modify any of Head Lessor's rights and remedies in this
Section 18.

      19. Head Lessor's Right to Perform for Head Lessee. During the existence and continuance of a Head Lease Event of Default, the Head Lessor or its designee may, but shall not be obligated to, (i) subject to the terms of any Related Document, perform any and all acts required by the Head Lessee's covenants herein contained and take all such action thereon as in the Head Lessor's opinion may be reasonably necessary or appropriate therefor and (ii) make advances to perform the same. The Head Lessee shall reimburse the Head Lessor for the amount of any such payment or advance and the amount of the Head Lessor's reasonable and documented costs and expenses incurred in connection with such acts or cure, together with interest thereon, to the extent permitted by Applicable Law, at the Overdue Rate, all of which shall be deemed Supplemental Rent due and payable by the Head Lessee upon demand. The Head Lessor shall be under no obligation to the Head Lessee or any other Person to perform any such act or make any such payment, and no such payment or performance shall be deemed to waive Head Lease Event of Default or relieve the Head Lessee of its obligations hereunder or be deemed an eviction or termination of this Head Lease or a repossession of the Compressors or any interest therein.

      20.   End of Term Options.

            20.1 Head Lessee Purchase Option. The Head Lessee shall have the option to purchase all (but not less than all) of the Compressors in such terminating Lease Pool on the Termination Date for such Lease Pool for the Head Lessee Purchase Option Amount in accordance with the terms of this Section 20.1 (the "Head Lessee Purchase Option"). If no Trigger Event or Prospective Trigger Event is then continuing, the Head Lessee may exercise the Head Lessee Purchase Option by giving written notice to the Head Lessor (with a copy to each Entitled Party) not more than 210 days prior to the Termination Date and not later than 180 days prior to the Termination Date (which election shall be irrevocable as of the 180th day prior to the Termination Date). If Head Lessee shall have elected to exercise the Head Lessee Purchase Option, Head Lessee must demonstrate to Head Lessor and the Deal Agent (to the Deal Agent's satisfaction) that it has sufficient liquidity to exercise the Head Lessee Purchase Option and if the Head Lessee is unable to demonstrate such requisite level of liquidity the Head Lessee shall be deemed to have elected the Renewal Option. If a Trigger Event or a Prospective Trigger Event has occurred subsequent to the date on which the Head Lessee elected to exercise the Head Lease Purchase Option and is continuing on the scheduled Termination Date of the respective Lease Pool, then the Head Lessee will be deemed to have elected the Renewal Option with respect to such Lease Pool. If the Head Lessee shall have elected to not exercise the Head Lease Purchase Option, the Head Lessee shall provide written notice to such effect by not later than the 180th day prior to the Termination Date. If the Head Lessee shall have elected to exercise the Head Lessee Purchase Option and no Trigger Event or Prospective Trigger Event is continuing on the scheduled Termination Date for such Lease Pool, the Head Lessee shall pay the Purchase Option Amount by immediate available cash to the Head Lessor on the Termination Date. Upon payment in full of all amounts due upon the exercise of the Head Lessee Purchase Option, Head Lessor will, at the request and cost of Head Lessee, transfer to or at the direction of Head Lessee, without recourse or warranty (except as to the absence of Head Lessor Liens), all of Head Lessor's right, title and interest in and to the Compressor(s) in the related Lease Pool, "as-is, where-is" and at the cost and request of Head Lessee, furnish to or at the direction of Head Lessee, a bill of sale without recourse or warranty evidencing such transfer (except as to the absence of Head Lessor Liens), such bill of sale to be in form and substance reasonably satisfactory to Head Lessee and Head Lessor. If Head Lessee does not intend to exercise the Head Lessee Purchase Option, Head Lessee shall give written notice to Head Lessor to such effect in accordance with Section 20.2.1. Prior to the Head Lessor's incurring costs to remarket or otherwise utilize the Compressors in the maturing Lease Pool, the Head Lessor shall have the right to request from the Lessee not more than one year prior to the Termination Date a notice from the Lessee as to its intention with respect to its exercise of the Head Lessee Purchase Option; provided, however, that failure to make any such request shall not alter the rights or obligations of the parties or give rise to any liability on the part of the Head Lessor nor shall it limit to Head Lessee's right to change its intentions in that regard.

            20.2  Return Option.

                  20.2.1 Remarketing Obligations. If the Head Lessee is then permitted to exercise the Return Option and so elects to exercise the Return Option, the Head Lessee shall give written notice to the Head Lessor (with a copy to each Entitled Party) not more than 210 days prior to the Termination Date and not later than 180 days prior to the Termination Date (which election shall be irrevocable as of the 180th day prior to the Termination Date). In the event that Head Lessee does not exercise the Head Lessee Purchase Option in accordance with the provisions of Section 20.1 hereof and is not otherwise prohibited from exercising the Return Option in accordance with the terms of such provision, then Head Lessee shall be deemed to have elected the Return Option and have the obligation during the last 180 days of the related Term (the "Remarketing Period") to solicit bona fide bids for not less than all Compressors in the related Lease Pool from prospective purchasers who are financially capable of purchasing such Compressors in the related Lease Pool for cash on an "as-is", "where-is" basis, without recourse, representation or warranty. Any bid received by Head Lessee prior to the end of the Remarketing Period shall be promptly communicated to Head Lessor and each Entitled Party in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, Head Lessor and each Entitled Party shall have the right, but not the obligation, to seek bids for the Compressors during the Remarketing Period and Head Lessee shall grant Head Lessor and each Entitled Party or their respective designees access to the Compressors in the related Lease Pool upon reasonable notice and during normal business hours to facilitate the exercising of such right.

                  20.2.2 Deemed Exercise of Head Lessee Purchase Option or Renewal Option. In the event Head Lessee fails to deliver the notice described in (and within the time period prescribed in) Section 20.1, then Head Lessee shall be deemed to have elected (A) so long as no Trigger Event or Prospective Trigger Event shall have occurred and is continuing at such time, the Head Lessee Purchase Option and (B) if a Trigger Event or Prospective Trigger Event is then continuing on the due date of such notice, the Renewal Option.

                  If a Trigger Event or a Prospective Trigger Event shall occur at any time after Head Lessee gives written notice of its intention to exercise the Return Option and return possession of the Compressors to Head Lessor and on or prior to the related Termination Date, then Head Lessee's notice to return possession of the Compressors in the related Lease Pool shall be deemed automatically revoked and Head Lessee shall be deemed to have elected the Renewal Option.

                  20.2.3 Sale of Compressors to Third Party Buyer. On the Termination Date, provided that all the conditions set forth in Sections 20.2.1,
20.2.2 and in clauses (a) and (b) in this Section 20.2.3 have been met, then on the Termination Date for such Lease Pool the Head Lessor shall sell (or cause to be sold) all Compressors in the related Lease Pool, for cash to the bidder, if any, who shall have submitted the highest bid during the Remarketing Period on an "as is", "where-is" basis and without recourse or warranty. Upon receipt by Head Lessor of the sales price, Head Lessor shall instruct Head Lessee to deliver, and Head Lessee shall deliver, the Compressors in the related Lease Pool to such bidder; provided, that (a) any such sale to a third party shall be consummated, and the sales price for the Compressors in the related Lease Pool shall have been paid directly to the Indenture Trustee in immediately available funds, on or before the Termination Date; and (b) Head Lessor shall not be obligated to sell such Compressors in the related Lease Pool if the Net Sales Proceeds of all of the Compressors in the related Lease Pool are less than the aggregate Maximum Head Lessor Risk Amount applicable to the related Lease Pool. Upon payment in full of all amounts due upon a sale under this Section 21.2.3, Head Lessor will, so long as no Head Lease Event of Default shall have occurred and be continuing and subject to compliance with the provisions of Section 404 of the Indenture, at the request and cost of the bidder, transfer to or at the direction of the bidder, without recourse or warranty (except as to the absence of Head Lessor Liens), all of Head Lessor's right, title and interest in and to such Compressor(s), "as is", "where-is" and at the cost and request of the bidder, furnish to or at the direction of Head Lessee, a bill of sale without recourse or warranty (except as to Head Lessor Liens) and otherwise in form and substance reasonably satisfactory to the bidder and Head Lessor, evidencing such transfer.

                  20.2.4 End of Term Lease Payment Adjustment. If either (x) the Net Sales Proceeds of such Compressors is less than the Purchase Option Amount for such Lease Pool Date or (y) the Head Lessor does not consummate any proposed sale due to the failure of the condition set forth in clause (b) of
Section 21.2.3, Head Lessee shall pay to Head Lessor in immediately available funds on the Termination Date, an amount equal to the Lease Payment Adjustment.

            20.3 Renewal Option. If the Head Lessee shall be deemed to have elected the Renewal Option pursuant to the provisions of Section 20.1 or 20.2 hereof, then the Term of the related Lease Pool shall continue on the terms set forth herein until the earlier to occur of (x) the date on which an Indenture Event of Default occurs and (y) the date on which the Trigger Event is cured and the Head Lessee exercise the Head Lessee Purchase Option in accordance with the provision of Section 20.1 hereof.

      21.   General Indemnity.

            (a) The Head Lessee hereby agrees to, and hereby does, indemnify each Indemnitee on an After-Tax Basis against, and agrees to protect, defend and keep harmless on an After-Tax Basis each Indemnitee from, any and all liabilities (including, without limitation, negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations, losses, settlements, damages, penalties, claims, actions, suits, judgments or proceedings of any kind and nature, costs, expenses and disbursements (including reasonable legal fees and expenses of external counsel and reasonable allocable fees and expenses of internal legal counsel) of whatsoever kind and nature (whether or not any of the transactions contemplated by the Related Documents are consummated), imposed on, incurred or suffered by, or asserted against, such Indemnitee (herein collectively called "Claims"), in any way relating to or arising out of:

            (i) the Compressors, the Head Lessee Security Agreement or any portion of or interest in either of the foregoing or any other property in which the Head Lessor has an interest under any Related Document;

            (ii) the Head Lease, the Head Lessee Security Agreement and any other Related Document or any of the transactions contemplated thereby, or resulting therefrom, or execution or delivery thereof, or the performance, enforcement or amendment of any of the terms thereof;

            (iii) the conduct of the business or affairs of the Head Lessee or the purchase, acceptance, rejection, financing, refinancing, mortgaging, delivery, non-delivery, manufacture, construction, acquisition, design, condition, operation, use, ownership, lease, sublease, sub-sublease, maintenance, repair, substitution, possession, rental, conversion, return, registration, re-registration, alteration, overhaul, modification, improvement, testing, removal, replacement, installation, storage, severance, transfer of title, abandonment, sale, resale, or other application or disposition or use of the Compressors, and the Head Lease Collateral or any portion of or interest in any one or more of the foregoing or any other property in which the Head Lessor has an interest under any Related Document, including, without limitation, any Claim in any way relating to or arising out of (a) any violation of environmental law, (b) loss of or damage to any property or the environment or death or injury to any Person, (c) any patent, trademark or copyright infringement, and (d) latent or other defects, regardless of whether discoverable; and including, without limitation, injury, death, and property damage to others;

            (iv) non-performance or breach by any Head Lessee of any covenant or obligation, or the falsity of any representation or warranty by Head Lessee, contained in this Head Lease, the Head Lessee Security Agreement or any other Related Document or any act, or omission to act in breach of a legal duty to act, with respect to or in connection with the Head Lease or the Compressors or any portion of or interest in any one or more of the foregoing or any other property in which the Head Lessor has an interest under any Related Document;

            (v) any increased costs, Breakage Costs or other indemnities payable with respect to the Notes and the Certificates;

            (vi) the imposition of any Lien on or with respect to the Compressor or any Head Lease Collateral or any portion of or interest in any one or more of the foregoing or any other property in which the Indenture Trustee has an interest under any Related Document;

            (vii) any violation of any Applicable Law with respect to the Compressors, the Head Lease Collateral or any portion of or interest in any one or more of the foregoing, or any other property in which any Indemnitee has an interest under any Related Document or the transactions contemplated by or resulting from the Related Documents;

            (viii) the environmental condition and impact of, to or from the
                   Compressors, the Head Lease Collateral or any other property in which any Indemnitee has an interest under any Related Document;

            (ix) any regulatory action under Applicable Law pertaining directly or indirectly to the Compressors, the Head Lease Collateral or any other property in which any Indemnitee has an interest under any Related Document;

            (x) a failure to provide and maintain the Head Lease Collateral required hereunder in accordance with the terms of the Related Documents; or

            (xi)   any change in Applicable Law occurring after the Closing
                   Date.

            (b) The following Claims are excluded from the Head Lessee's agreement to indemnify any Indemnitee under Section 22(a):

            (i) any Claim attributable to events or circumstances occurring after (A) the return of the Compressor (except for any Claim arising from a return under conditions not in accordance with the Head Lease or a return in connection with a Head Lease Event of Default) or (B) the purchase of the Compressor by the Head Lessee and payment in full of the applicable Purchase Option Amount or other purchase price therefor provided for under the Related Documents by the Head Lessee (except to the extent that such Claim arises in respect of or relating to any period prior to or simultaneously with the occurrence of the events described in (A) or (B)), unless such Claim relates to, or is a remedy with respect to, any Head Lease Event of Default arising therefrom;

            (ii) any Claim that is a Tax (other than any Tax included for purposes of making a payment on an After-Tax Basis) or a cost related to the payment, non-payment or contesting of a Tax whether or not such Tax or cost is indemnified for under any other provision of this Agreement or any other Related Document;

            (iii) with respect to a particular Indemnitee, any Claim to the extent, but only to the extent, resulting from the gross negligence or willful misconduct of such Indemnitee (except to the extent, in each case, if any, that such gross negligence or willful misconduct is imputed to such Indemnitee by reason of such Indemnitee's interest in the Compressors);

            (iv) with respect to a particular Indemnitee, any Claim to the extent, but only to the extent, caused by the breach by such Indemnitee of any material agreement, covenant or indemnification in any Related Document, except, in each case, to the extent that such breach shall have been caused by any act, or failure to act in breach of a duty to do so, by Head Lessee or any of its Affiliates;

            (v) with respect to a particular Indemnitee, any Claim to the extent, but only to the extent, caused by any misrepresentation or false or misleading representation or warranty of a material nature by such Indemnitee contained in any Related Document;

            (vi) with respect to a particular Indemnitee, any Claim that is a cost, fee or expense payable by such Indemnitee pursuant to any provision of this Head Lease or any other Related Document where it is expressly stated in such provision that such cost, fee or expense is not subject to indemnification by the Head Lessee under this Head Lease;

            (vii) with respect to any particular Indemnitee, any Claim to the extent caused by amendments, supplements, waivers or consents with respect to the Related Documents requested by such Indemnitee unless (i) a Head Lease Event of Default shall have occurred and be continuing, (ii) such amendment, supplement, waiver or consent shall have been required by any Related Document or by Applicable Law or (iii) the Head Lessee shall have expressly agreed to pay for the same in any Related Document;

            (viii) with respect to any particular Indemnitee, any Claim for losses of future profits or losses attributable to any Indemnitee's overhead (other than allocation of such Indemnitee's internal counsel expenses relating to a Head Lease Event of Default.

            (c) Insured Claims. In the case of any Claim indemnified by the Head Lessee hereunder which is covered by a policy of insurance maintained by the Head Lessee pursuant to Section 14 of this Head Lease, each Indemnitee agrees to cooperate, at the Head Lessee's expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

            (d) Subrogation. To the extent that a Claim indemnified by the Head Lessee under this Section 21 is in effect paid in full by the Head Lessee or an insurer under a policy of insurance maintained by the Head Lessee pursuant to
Section 21 of the Head Lease such insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim; provided, however, that the Head Lessee shall not be entitled to exercise any such right of subrogation at any time while a Head Lease Event of Default has occurred and is continuing. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Head Lessee hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount the Head Lessee or any of its insurers, has paid in respect of such Claim) over to the Head Lessee after deducting from such amount any withholding Tax in respect thereof (and the Company shall indemnify the relevant Indemnitees against any such withholding Taxes).

            (e) No Guaranty. The general indemnification provisions of this
Section 21 are not intended to constitute a guaranty by the Head Lessee that the principal or interest on the Note will be paid.

            (f) Certain Amounts Payable. The Head Lessee shall promptly pay on request to the party entitled thereto as Supplemental Rent (on an After-Tax Basis as to such party and the beneficiaries) amounts equal to all amounts, other than principal and interest, payable by the Issuer including, without limitation, increased costs, make-whole amount and tax indemnification.

      22. Tax Indemnity. Head Lessee agrees to pay timely, and promptly upon notice to indemnify and hold each Indemnitee harmless on an After-Tax Basis from, any and all Taxes imposed on or with respect to or asserted against such Indemnitee, the Head Lessee, this Head Lease (or any document contemplated hereby), the Compressors or part or component thereof, or such Indemnitee's interest therein, by any federal, state, local or foreign government or taxing authority (each, a " Taxing Authority") with respect to the Compressors, or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, condition, operation, maintenance, repair, modification, replacement, return, sale or other disposition thereof, or upon or with respect to rental payments, receipts, earnings or other proceeds received or accrued with respect to the Compressors while the same is subject to any Lease Supplement, and (x) until possession thereof has been delivered to Head Lessor in accordance with this Head Lease or any Lease Supplement or (y) the Compressors have been purchased by the Head Lessee as provided in Section 20.1 hereof, and provided in the case of clauses (x) and (y) that Head Lessee has theretofore paid all amounts payable to the Head Lessor and each other Indemnitee as provided herein, including all such Taxes payable under this
Section 22 (excluding, however, (i) federal income taxes and Taxes to the extent based on, or to the extent measured by, the net income and, to the extent imposed as a result of such Indemnitee engaging in business in the jurisdiction imposing such Tax, gross income, capital, franchise and comparable doing business Taxes of such Indemnitee imposed by Taxing Authorities of those jurisdictions in which such Indemnitee is subject to such Taxes by reason of transactions unrelated to the transactions contemplated by this Head Lease ,
(ii) Taxes imposed on such Indemnitee arising from any voluntary sale or transfer by such Indemnitee of any interest in the Compressors or any related documents, other than (x) any assignment for security in connection with a financing contemplated by this Head Lease and the transactions related thereto and (y) any such sale or transfer while a Head Lease Event of Default is continuing, (iii) Taxes imposed with respect to a period, acts or events after the last to occur of (w) the end of the Term, (x) delivery of possession of the Compressors to the Head Lessor as provided herein, (y) except in the case of Taxes attributable to the Compressors, the payment by the Head Lessee of all amounts due under this Head Lease and the Related Documents and (z) the completion of the exercise of remedies by the Head Lessor in connection with a Head Lease Event of Default, provided, however that this clause (iii) shall not apply to the extent that such Taxes are imposed on payments made by the Head Lessee pursuant to this Head Lease and the Related Documents regardless of when such payments are made, or relate to the exercise of remedies in connection with a Head Lease Event of Default, or arise from the failure of the Head Lessee to take (or fail to take) actions required by this Head Lease and the Related Documents, or a breach of a representation, warranty, covenant or other obligation under the Lease or relate to events occurring or matters arising prior to or simultaneously with the end of the Term, (iv) Taxes imposed on an assignee of the Head Lessor which are in excess of Taxes of which would be due under this Head Lease under applicable law as of the date of such assignment had the Head Lessor not assigned its interest in this Head Lease and the Compressors to an assignee, (v) Taxes arising from the gross negligence or wilful misconduct of such Indemnitee or a material breach by such Indemnitee of its obligations under this Head Lease or any Related Document, and (vi) Taxes imposed as a result of an unreasonable failure by such Indemnitee to cooperate (at the Head Lessee's expense) with the Head Lessee in connection with filing of tax forms or taking of other actions in connection with the payment of Taxes. In the event an Indemnitee receives a refund of any Tax which has been paid by Head Lessee, such refund, plus all interest paid in connection therewith and fairly attributable thereto, shall be refunded to Head Lessee.

            (a) If any return, report or statement (" Report") relating to Taxes or otherwise is required to be made by Head Lessee or an Indemnitee relating to the Compressor or the transactions contemplated by this Head Lease, Head Lessee shall so notify such Indemnitee and shall prepare and timely file such Report at its own expense and provide a copy thereof to such Indemnitee, provided, that if such report or return is required by Applicable Law to be filed by such Indemnitee the Head Lessee shall timely provide to such Indemnitee such report or return (in form and substance reasonably satisfactory to such Indemnitee) for filing. Head Lessee shall cause all billings of such Taxes to be made to the Head Lessee (to the extent permitted by law), make timely payment thereof and furnish written evidence of such payment to such Indemnitee promptly after payment thereof.

      23. Security for Head Lessor's Obligations. In order to secure all amounts payable by and all obligations to be performed by the Head Lessor under the Indenture and the other Related Documents, the Head Lessor has agreed in the Indenture, among other things, to assign to the Indenture Trustee for its benefit and the benefit of the various Entitled Parties certain rights under this Head Lease and to pledge to the Indenture Trustee, and to grant a first priority security interest in favor of the Indenture Trustee, in this Head Lease, subject to the reservations and conditions therein set forth. The Head Lessee hereby consents to such assignments and to the creation of such pledge and security interest and the pledges and security interests in the other Collateral created thereunder and acknowledges receipt of a copy of the Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. To the extent, if any, that a Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in such Lease Supplement may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page hereof.

      24. Notices. All demands, notices, and communications under this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by overnight courier service, at the following address: (a) the Head Lessor and/or the Head Lessee, each at its address at 4440 Brittmoore Road, Houston, Texas 77041; and
(b) the Indenture Trustee, the Noteholders, the Rating Agencies and any Series Enhancer and Administrative Agent at their respective addresses set forth in the related Supplement. Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand. Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 24 for giving notice and by otherwise complying with any applicable terms of this Agreement.

      25.   GOVERNING LAW, SUBMISSION TO JURISDICTION: VENUE, WAIVER OF JURY
TRIAL.

            25.1 THIS AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            25.2 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE CONTRIBUTOR OR THE TRANSFEREE ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK AND THE CONTRIBUTOR AND THE TRANSFEREE EACH HEREBY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, THE CONTRIBUTOR AND THE TRANSFEREE EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. LESSEE HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, HEAD LESSEE AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS HEAD LEASE AGREEMENT. EACH OF HEAD LESSEE AND HEAD LESSOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT 4440 BRITTMOORE ROAD, HOUSTON, TEXAS 77041 ATTENTION: GENERAL COUNSEL, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF HEAD LESSEE OR HEAD LESSOR UNDER THIS HEAD LEASE AGREEMENT, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PERSON IN ANY OTHER JURISDICTION.

            25.3 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

      26. Miscellaneous. Any provision of this Head Lease which is prohibited or un-enforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Head Lessor's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Head Lessee hereby waives any provision of law which renders any provision of this Head Lease prohibited or unenforceable in any respect. No term or provision of this

Head Lease may be amended, altered, waived, discharged or terminated except in a writing signed by the parties to this Head Lease and the Indenture Trustee. A waiver on any one occasion shall not be construed as a waiver on a future occasion. Neither Head Lessee nor Head Lessor shall assign or transfer its interests in this Head Lease. All of the covenant conditions and obligations contained in this Head Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Head Lessor and (subject to the restrictions of Sections 19.1 and 19.2) Head Lessee. This Head Lease and the other Related Documents, and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Head Lessor and Head Lessee with respect to the acquisition and leasing of the Compressors, and cancel and supersede any and all prior oral or written understandings with respect thereto.

      27. Execution and Effectiveness. This Head Lease may be executed in any number of identical counterparts, any set of which signed by all parties hereto shall be deemed to constitute a complete, executed original for all purposes and shall become effective when each of the parties hereto and each of the parties hereto have executed and delivered this Head Lease.

      28. Statutory References. References in this Head Lease to any section of the Uniform Commercial Code shall mean, on or after the effective date of adoption of any revision to the uniform commercial code in the applicable jurisdiction, such revised or successor section thereto.

      29. Severability. Any provision of this Head Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, provided that in no event shall the provisions of Sections 20, 21 and 22 be deemed to be severable from the other provisions of this Head Lease. To the extent permitted by Applicable Law, the Head Lessee and the Head Lessor hereby waive any provision of law that renders any provision hereof invalid, prohibited or unenforceable in any respect.

      30. Counterparts. This Head Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 25 hereof, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      31. Amendments and Waivers. No term or provision of this Head Lease may be changed, waived, discharged or terminated orally, but may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

      32.   Purchase Option.

            (a) So long as no Head Lease Event of Default is then outstanding, the Head Lessee may, upon three (3) Business Days' prior written notice to the Head Lessor, the Indenture Trustee and Deal Agent, purchase one or more Compressors identified in such notification for an amount equal to the greater of (i) 4.5 times the Net Revenue associated with such Compressors and

(ii) the Appraised Value of such Compressors; provided, however, that such identified Compressors must be selected in accordance with one of the following methodologies:

            (1) all such Compressors must be selected from the then outstanding Lease Pool with the latest Termination Date;

            (2) ratably from all Lease Pools then outstanding in accordance with the methodology set forth in paragraph (b) of this Section 32.

            (b) If the Head Lessee has, pursuant to clause (2) of Section 32(a), elected to select such purchased Compressors from all Lease Pools then outstanding, then the amount of Compressors to be drawn from each Lease Pool shall be equal to the product of (x) the sum of the Appraised Values of all Compressors to be purchased on such date and (y) the Purchase Option Percentage for each such Lease Pool. Once the aggregate amount of Compressors to be selected from each Lease Pool has been determined, then the specific Compressors from each Lease Pool will be selected on a non-discriminatory basis.

            (c) Upon payment in full of all amounts due upon the exercise of the purchase option, Head Lessor will, at the request and cost of Head Lessee and subject to compliance with the provisions of Section 404 of the Indenture, transfer to or at the direction of Head Lessee, without recourse or warranty (except as to the absence of Head Lessor Liens), all of Head Lessor's right, title and interest in and to the Compressor(s) in the related Lease Pool, "as-is, where-is" and at the cost and request of Head Lessee, furnish to or at the direction of Head Lessee, a bill of sale without recourse or warranty evidencing such transfer (except as to the absence of Head Lessor Liens), such bill of sale to be in form and substance reasonably satisfactory to Head Lessee and Head Lessor.


                             [Signatures to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Head Lease to be duly executed by their duly authorized representatives as of the date first above written.

                                BRL UNIVERSAL COMPRESSION
                                FUNDING I, L.P., as Head Lessor

                                by:  BRL Universal Compression Management, Inc.

                                By:    /s/ GREGORY C. GREENE
                                   ---------------------------------
                                   Name:   Gregory C. Greene
                                   Title:  President


                                UCO COMPRESSION LLC, as Head Lessee


                                By:    /s/ RICHARD W. FITZGERALD
                                   ---------------------------------
                                   Name:   Richard W. FitzGerald
                                   Title:  Senior Vice President




HEAD LEASE AGREEMENT